Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”), dated as of [•], 2025, is entered into by and among MeridianLink, Inc., a Delaware corporation (the “Company”), the undersigned stockholders of the Company (each, a “Stockholder” and collectively, the “Stockholders”), and ML Holdco, LLC, a Delaware limited liability company (“Parent” and together with the Company and the Stockholders, the “Parties”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, in connection with and concurrently with the execution and delivery of this Agreement, the Company, Parent and ML Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”) with the Company as the surviving corporation, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date of this Agreement, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock (as adjusted pursuant to Section 13, the “Common Stock”) set forth opposite the Stockholder’s name on Exhibit A hereto under the heading “Owned Shares”, being all of the shares of Common Stock owned of record or beneficially by such Stockholder as of the date of this Agreement (as adjusted pursuant to Section 13, collectively, the “Owned Shares”);

WHEREAS, as a condition to the willingness of the Company and Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, the Company and Parent have required that the Stockholders, and the Stockholders have agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholders, the Company and Parent hereby agree as follows:

1. Agreement to Vote the Covered Shares. Beginning on the date of this Agreement until the Termination Date (as defined below), at every meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, the Stockholders agree to, and if applicable, to cause their respective controlled Affiliates to, affirmatively vote (including via proxy) or execute consents, with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of the Owned Shares and any additional shares of Common Stock or other voting securities of the Company acquired by the Stockholders or their respective controlled Affiliates after the date of this Agreement and prior to the Termination Date (as defined below) (as adjusted pursuant to Section 13) (the “Covered Shares”) as follows: (A) in favor of (i) the adoption of the Merger Agreement and the approval of the Transactions and (ii) the approval of any other proposal considered and voted upon by the Company’s stockholders at any meeting of such stockholders that is contemplated by the Merger Agreement and necessary for the consummation of the Transactions, and (B) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date (as defined below), (ii) any Acquisition Proposal, (iii) any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (iv) any other action, agreement or proposal which would reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions (clauses (A) and (B) collectively, the “Supported Matters”). The Stockholders agree to, and agree to cause its applicable controlled Affiliates to, be present, in person or by proxy, at every meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1) so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at each such meeting, or otherwise cause the Covered Shares to be counted as present thereat for purposes of establishing a quorum at each such meeting. Except with respect to the obligations hereunder with respect to the Supported Matters, each Stockholder shall be entitled to vote the Covered Shares in its sole discretion. The Stockholders shall not take any action that would reasonably be expected to prevent, materially impair or materially delay the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

2. Proxy. In the event, but only in the event, that any Stockholder fails to comply with any of its obligations set forth in Section 1, then such Stockholder hereby irrevocably appoints, as its proxy and attorney-in-fact, any duly elected officer of Parent, and each of them individually, with full power of substitution and resubstitution, to vote the Stockholder’s Covered Shares (to the extent such Covered Shares are entitled to so vote) in accordance with Section 1 at any meeting of the Company’s stockholders (including any postponement, recess or adjournment thereof) at which any Supported Matters are to be considered; provided, however, that the Stockholder shall at all times retain the right to vote the Stockholder’s Covered Shares (or to direct how such Covered Shares shall be voted) in the Stockholder’s sole discretion on matters other than Supported Matters. This proxy is coupled with an interest, is (or will be, as applicable) given as an additional inducement to Parent to enter into this Agreement and the Merger Agreement and shall be irrevocable prior to the Termination Date, at which time any such proxy shall terminate. Parent may terminate or waive its rights to enforce this proxy with respect to any Stockholder at any time at its sole election by written notice provided to the applicable Stockholder. For purposes of this Section 2, a Stockholder will be deemed to have failed to comply with any of its obligations set forth in Section 1 if it has not submitted a proxy to the proxyholder appointed by the Company in connection with any meeting of the Company’s stockholders called to vote on any of the Supported Matters to vote consistent with such obligations by the day that is one (1) Business Day prior to the applicable meeting. Notwithstanding anything to the contrary in this Section 2, nothing herein shall prevent the Stockholder from making any Transfers permitted under Section 6 or as set forth elsewhere in this Agreement to its Affiliates, provided that such Affiliates agree to be bound by the terms of this Agreement, including this Section 2, with respect to the Transferred Covered Shares pursuant to a Joinder (as defined below).

3. Termination. This Agreement shall terminate automatically and without further action of the Parties upon the earliest to occur of: (i) the valid termination of the Merger Agreement pursuant to Article 8 thereof, (ii) the Effective Time, (iii) a Change in Recommendation by the Company Board in accordance with Section 5.3(b) of the Merger Agreement, or (iv) any modification, waiver or amendment to any term or provision of the Merger Agreement that is effected without the Stockholders’ prior written consent and that reduces the Merger Consideration or changes the form of consideration being offered to the Company’s stockholders under the Merger Agreement, imposes any conditions, requirements or restrictions on any Stockholder’s right to receive the cash consideration payable to the Stockholders with respect to shares of Company Common Stock owned by the Stockholders pursuant to the Merger Agreement or that materially delays the timing of any such payment after the Effective Time (the earliest such date set forth in clauses (i) through (iv), the “Termination Date”); provided, that the termination of this Agreement shall not prevent any Party from seeking any remedies (at law or in equity) against any other Party for such Party’s Willful and Material Breach of this Agreement that may have occurred on or before such termination.

4. New Shares. Each Stockholder agrees that any shares of Common Stock that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership (including pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction) after the date hereof and prior to the earlier to occur of (a) the Effective Time and (b) the Termination Date, shall automatically become, and shall be deemed to be, Owned Shares and will thereafter be subject to the terms and conditions of this Agreement to the same extent as if they comprised Owned Shares on the date hereof.

5. No Solicitation. Subject in all cases to Section 12, each Stockholder agrees that it will not take any action that the Company, its Subsidiaries or their respective Representatives are prohibited from taking pursuant to Section 6.2 of the Merger Agreement.

6. Transfers. Beginning on the date of this Agreement until the Termination Date, each Stockholder hereby covenants and agrees that, except as expressly contemplated by this Agreement, the Stockholder shall not, shall cause its controlled Affiliates not to, and shall direct its other Affiliates and its and its Affiliates’ Representatives not to, directly or indirectly, (a) tender any Covered Shares into any tender or exchange offer, (b) offer, sell, transfer, assign, exchange, pledge, hypothecate, hedge, gift, loan, encumber or otherwise dispose of (collectively, “Transfer”) or enter into any Contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (c) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting or other agreement with respect to any Covered Shares that is inconsistent with this Agreement, (d) take an action that would reasonably be expected to prevent or materially impair or materially delay the consummation of the transactions contemplated by this Agreement or the Merger Agreement or (e) commit or agree to take any of the foregoing actions. Any Transfer in violation of this Section 6 shall be void ab initio. Notwithstanding anything to the contrary in this Agreement, each Stockholder may transfer any or all of the Covered Shares, in accordance with applicable Law, to the Stockholder’s Affiliates (provided, that, prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Covered Shares or any interest in any of such Covered Shares is or may be transferred shall have executed and delivered to Parent a counterpart of this Agreement in a form reasonably acceptable to Parent pursuant to which such Affiliate shall be bound by all of the terms and provisions hereof and deliver an irrevocable proxy in the form of Section 2 in which case such Affiliate shall be deemed a Stockholder hereunder, the “Joinder”).

7. Representations and Warranties of the Stockholders. The Stockholders hereby represent and warrant to Parent and the Company as follows:

7.1 Due Authority. Each Stockholder (if a legal entity) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation and has all requisite trust, corporate or other similar power and authority and has taken all trust, corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action by or on the part of the Stockholder, or vote of holders of any equity securities of, the Stockholder is necessary to authorize, approve and adopt (i) the execution and delivery of this Agreement or (ii) the compliance with and performance by the Stockholder of its covenants and obligations hereunder. This Agreement has been duly executed and delivered by the Stockholders and, assuming the due authorization, execution and delivery of this Agreement by all of the other Parties, constitutes a legal, valid and binding agreement of the Stockholders enforceable against each Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity. [If Stockholder is an individual and is married, and any of the Covered Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, such Stockholder’s spouse has delivered with this Agreement a Spousal Consent in the form attached hereto as Exhibit B and this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, Stockholder’s spouse, enforceable against Stockholder’s spouse in accordance with its terms.]

7.2 No Conflict. The execution and delivery of, compliance with and performance of this Agreement by each Stockholder, and the performance by each Stockholder of its covenants and obligations hereunder do not and will not (i) conflict with or result in any violation or breach of any provision of the certificate of formation, trust agreement or operating agreement or similar organizational documents of the Stockholder, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, result in a breach of, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Stockholder is entitled, under any Contract binding upon the Stockholder, or to which any of its properties, rights or other assets are subject or (iv) result in the creation or imposition of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Stockholder, except in the case of clauses (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration or Lien that would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, or prohibit or impair in any material respect, the consummation of the Transactions or the performance by the Stockholder of its obligations under this Agreement.

7.3 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notification to, any Governmental Entity or any other Person is required by or with respect to any Stockholder in connection with (a) the execution and delivery of this Agreement, (b) the performance by the Stockholders of their respective covenants and obligations under this Agreement, or (c) the consummation by the Stockholders of the transactions contemplated hereby, except (i) as required by the rules and regulations promulgated under any applicable federal or state securities, takeover and “blue sky” laws, including compliance with any applicable requirements of the Exchange Act, (ii) compliance with any applicable requirements of the HSR Act and any other Antitrust Laws, (iii) the applicable rules and regulations of the SEC or any applicable stock exchange or (iv) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, or prohibit or impair in any material respect, the consummation of the Transactions or the performance by each Stockholder of its obligations under this Agreement.

7.4 Ownership of the Owned Shares. Each Stockholder is, as of the date of this Agreement, the record and beneficial owner of the number of Owned Shares set forth opposite the Stockholder’s name on Exhibit A hereto, all of which are free and clear of any Liens, and any Owned Shares acquired after the date hereof will be free and clear of any Liens as of the date of such acquisition, in each case, other than those created by this Agreement or arising under applicable securities laws. As of the date of this Agreement, the Stockholders do not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares. The Stockholders have the sole right to dispose of the Owned Shares, and none of the Owned Shares are subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement. As of the date of this Agreement, no Stockholder has entered into any agreement to Transfer any Owned Shares and no Person has a right to acquire any of the Owned Shares held by any Stockholder, [except pursuant to that certain Rule 10b5-1 trading plan adopted on June 13, 2025,] and the Stockholder will not enter into any such agreements to Transfer Owned Shares acquired by any Stockholder after the date hereof or grant any Person the right to acquire any of the Owned Shares acquired by any Stockholder after the date hereof, except as otherwise provided in this Agreement.

7.5 Absence of Litigation; Orders. As of the date of this Agreement, there is no Legal Proceeding pending against, or, to the knowledge of the Stockholders, threatened against any Stockholder or any of its respective Affiliates (other than the Company and its Subsidiaries) that would reasonably be expected to prevent, materially delay or materially impair the ability of the Stockholders to perform their respective obligations under this Agreement. The Stockholders are not subject to any Order of any kind or nature that would reasonably be expected to restrict in any material respect, or prohibit or impair in any material respect, the consummation of the Transactions or the performance by the Stockholders of their respective obligations under this Agreement.

8. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders and Parent as follows:

8.1 Due Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the Company Board) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action by or on the part of the Company or vote of holders of any class of the capital stock of the Company is necessary to authorize, approve and adopt (i) the execution of this Agreement or (ii) the performance by the Company of its covenants and obligations hereunder. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by all of the other Parties, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity.

8.2 No Conflict. The execution and delivery of this Agreement by the Company, and the performance by the Company of its covenants and obligations hereunder do not and will not, other than as provided in the Merger Agreement with respect to the Transactions, (i) conflict with or result in any violation or breach of any provision of the organizational documents of the Company or any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, result in a breach of, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any Contract binding upon the Company or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation or imposition of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries, except in the case of clauses (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, or Lien that would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, or prohibit or impair in any material respect, the consummation of the Transactions or the performance by the Company of its obligations under this Agreement.

8.3 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notification to, any Governmental Entity or any other Person is required by or with respect to the Company in connection with (a) the execution and delivery of this Agreement, (b) the performance by the Company of its covenants and obligations under this Agreement, or (c) the consummation by the Company of the transactions contemplated hereby, except (i) as required by the rules and regulations promulgated under any applicable federal or state securities, takeover and “blue sky” laws, including compliance with any applicable requirements of the Exchange Act, (ii) compliance with any applicable requirements of the HSR Act and any other Antitrust Laws, (iii) the applicable rules and regulations of the SEC or any applicable stock exchange or (iv) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, or prohibit or impair in any material respect, the consummation of the Transactions or the performance by the Company of its obligations under this Agreement.

9. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders and the Company as follows:

9.1 Due Authority. Parent is a legal entity duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of formation. Parent has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action by or on the part of Parent or vote of holders of any equity securities of Parent is necessary to authorize, approve and adopt (i) the execution of this Agreement or (ii) the performance by Parent of its covenants and obligations hereunder. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery of this Agreement by all of the other Parties, constitutes a legal, valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity.

9.2 No Conflict. The execution and delivery of this Agreement by Parent, and the performance by Parent of its covenants and obligations hereunder do not and will not, other than as provided in the Merger Agreement with respect to the Transactions, (i) conflict with or result in any violation or breach of any provision of the organizational documents of Parent, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, result in a breach of, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which Parent is entitled, under any Contract binding upon Parent, or to which any of its properties, rights or other assets are subject or (iv) result in the creation or imposition of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of Parent, except in the case of clauses (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, or Lien that would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, or prohibit or impair in any material respect, the consummation of the Transactions or the performance by Parent of its obligations under this Agreement.

9.3 Consents. No consent, approval, order or authorization of, or registration, declaration or, filing with, or notification to, any Governmental Entity or any other Person is required by or with respect to Parent in connection with (a) the execution and delivery of this Agreement, (b) the performance of Parent of its covenants and obligations under this Agreement, or (c) the consummation by Parent of the transactions contemplated hereby, except (i) as required by the rules and regulations promulgated under any applicable federal or state securities, takeover and “blue sky” laws, including compliance with any applicable requirements of the Exchange Act, (ii) compliance with any applicable requirements of the HSR Act and any other Antitrust Laws, (iii) the applicable rules and regulations of the SEC or any applicable stock exchange or (iv) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, or prohibit or impair in any material respect, the consummation of the Transactions or the performance by Parent of its obligations under this Agreement.

9.4 Absence of Litigation; Orders. As of the date of this Agreement, there is no Legal Proceeding pending against, or, to the knowledge of Parent, threatened against Parent that would reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement. Parent is not subject to any Order of any kind or nature that would reasonably be expected to restrict in any material respect, or prohibit or impair in any material respect, the consummation of the Transactions or the performance by Parent of its obligations under this Agreement.

10. Stockholder Capacity. This Agreement is being entered into by each Stockholder solely in its capacity as a record and/or beneficial owner of the Owned Shares, and nothing in this Agreement shall restrict or limit the ability of any Stockholders or any of its Affiliates or Representatives who is a director or officer of the Company or any of the Company’s Subsidiaries to take, or refrain from taking, any action in his or her capacity as a director or officer of the Company or any of its Subsidiaries, including the exercise of fiduciary duties to the Company or its stockholders, and any such action taken in such capacity or any such inaction shall not constitute a breach of this Agreement.

11. Non-Survival of Representations, Warranties and Covenants. Other than the covenants and agreements specified in Sections 12 and 13 and Sections 15 through 29, which shall survive the Effective Time in accordance with their terms, the representations, warranties and covenants contained herein shall not survive the Effective Time.

12. Waiver of Appraisal and Dissenter Rights and Certain Other Actions. Each Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of applicable Law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL or otherwise with respect to the Covered Shares with respect to the Transactions. The Stockholders, their respective Affiliates and their respective Representatives agree not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or other Legal Proceeding, against Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Transactions, including any Legal Proceeding (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (y) alleging a breach of any fiduciary duty of the Company Board in connection with this Agreement, the Merger Agreement, the Transactions.

13. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change prior to the Effective Time in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock”, “Covered Shares” and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock issued in such dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction, in each case prior to the Effective Time.

14. Further Assurances. The Stockholders shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent or the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.

15. Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand or email transmission, in each case, the intended recipient is set forth below:

if to the Stockholders to:

[Stockholder]
[Address]
[City, State ZIP]
Attn: [●]
Email: [●]

with a copy (which will not constitute notice) to:

[Name]
[Address]
[City, State ZIP]
Attn: [●]
Email: [●]

if to Parent to:

ML Holdco, LLC
c/o Centerbridge Partners, L.P.
375 Park Avenue, 13th Floor
New York, NY 10152
Attn:	Jared Hendricks
Benjamin Jaffe
The Office of the General Counsel
Email: [***]
[***]
legalnotices@centerbridge.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP
333 West Wolf Point Plaza
Chicago, Illinois 60654
Attn:	Corey D. Fox, P.C.
Andrew Struckmeyer
Email: cfox@kirkland.com
andrew.struckmeyer@kirkland.com

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn: Maggie D. Flores, P.C.
Email: maggie.flores@kirkland.com

if to the Company (prior to the Effective Time) to:

MeridianLink, Inc.
1 Venture, Suite 235
Irvine, CA 92618
Attn: Nicolaas Vlok, Chief Executive Offer
Email: [***]

with a copy (which will not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Attn:	Joseph C. Theis, Jr.
Joshua M. Zachariah
James Ding
Email:	jtheis@goodwinlaw.com
jzachariah@goodwinlaw.com
jding@goodwinlaw.com

16. Interpretation. Where a reference in this Agreement is made to a section or exhibit, such reference shall be to a section of or exhibit to this Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a law shall include any rules and regulations promulgated thereunder, in the case of such law or regulation as from time to time amended, modified or supplemented. Each reference to a “wholly owned Subsidiary” or “wholly owned Subsidiaries” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee).

17. Entire Agreement. This Agreement and the documents and instruments and other agreements entered into in connection herewith by any of the Parties and the Merger Agreement collectively constitute the entire agreement with respect to the subject matter hereof, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the Parties with respect to the subject matter hereof.

18. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

19. Governing Law; Waiver of Jury Trial. This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed solely therein, including its statute of limitations, without giving effect to principles of conflicts of law. Each of the Parties (a) consents to and submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware (the “Delaware Courts”) in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (c) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) shall not bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Each Party agrees that notice or the service of process in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 15 or in any other manner permitted by applicable Law. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final court judgment. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20. Assignment; Successors. Other than as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, delegated or transferred, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

21. Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions that are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions hereof and without bond or other security being required, (b) if any Party is seeking injunctive relief, specific performance or other equitable relief pursuant hereto, the other Parties will not assert that a remedy of monetary damages would provide an adequate remedy for such breach and (c) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the Company, Parent or the Stockholders would have entered into this Agreement. Notwithstanding the foregoing, nothing herein shall in any way limit a Party’s right to pursue a claim for monetary damages arising out of a breach of this Agreement.

22. Non-Recourse. This Agreement may only be enforced against, and any Legal Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the Persons that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any Party or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, or other Representative, successor or permitted assign of any of the foregoing, shall have any liability to any Stockholder, Parent or the Company for any obligations or liabilities of any party under this Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of this Agreement or the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith.

23. Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction or other Governmental Entity to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

24. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed (including by electronic signature) by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manners and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

25. Amendment; Waiver. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the Parties, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. No failure or delay on the part of a party in the exercise of any right or remedy hereunder shall impair such right or power or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right or power.

26. No Presumption Against Drafting Party. The Company, Parent and the Stockholders acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

27. No Agreement until Executed. This Agreement shall not be effective unless and until (i) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the DGCL, the Certificate of Incorporation, the Bylaws or any similar organization document of the Company, the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, (ii) the Merger Agreement is executed by all parties thereto and (iii) this Agreement is executed and delivered by all Parties.

28. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Stockholder.

29. No Other Representations and Warranties. The Company, Parent and the Stockholders acknowledge and agree that, except for the representations and warranties expressly set forth in Section 7, Section 8 and Section 9 of this Agreement, none of the Company, Parent or the Stockholders makes, has made, or shall be deemed to have made, any representation or warranty in connection with this Agreement. The Company, Parent and the Stockholders acknowledge and agree that each is not entering into this Agreement in reliance on any representation or warranty, express or implied, except for the representations and warranties expressly set forth in Section 7, Section 8 or Section 9, as applicable.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

[STOCKHOLDER]

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

ML HOLDCO, LLC

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

MERIDIANLINK, INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

Exhibit A

Owned Shares

Stockholder	Owned Shares

[Exhibit B

Spousal Consent

I, [___], spouse of [___], acknowledge that I have read the Voting and Support Agreement, dated as of [___], 2025, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.]

Dated:
[___]